================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                          --------------------------

                        LASERMASTER TECHNOLOGIES, INC.
              (Exact name of issuer as specified in its charter)

          Minnesota                                          41-1612861
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                              7090 Shady Oak Road
                              Eden Prairie, Minnesota                 55344
                       (Address of Principal Executive Offices)     (Zip Code)

                         LASERMASTER TECHNOLOGIES, INC
                           1996 STOCK INCENTIVE PLAN
                           (Full title of the plan)

                               Melvin L. Masters
                            Chief Executive Officer
                        LaserMaster Technologies, Inc.
                              7090 Shady Oak Road
                         Eden Prairie, Minnesota 55344
                    (Name and address of agent for service)

                                (612) 941-8687
         (Telephone number, including area code, of agent for service)

                           ---------------------


                        CALCULATION OF REGISTRATION FEE
==============================================================================
 Title of                        Proposed          Proposed
Securities        Amount         Maximum           Maximum           Amount of
  to be           to be        Offering Price      Aggregate        Registration
Registered      Registered    Per Share (1)     Offering Price (1)      Fee
- ------------------------------------------------------------------------------
Common Stock    1,500,000         $4.188          $6,282,000          $2,166.21
par value
$.01 per share
================================================================================
(1) Estimated solely for the purpose of determining the registration fee. The proposed maximum offering price is based upon the average bid and asked price of the Common Stock quoted on NASDAQ for August 28, 1996.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

          The following documents which have been filed by LaserMaster Technologies, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference as part of this Registration Statement.

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1995.

          (b) The Company's quarterly reports on Form 10-Q for the quarters ended September 30, 1995, December 31, 1995 and March 31, 1996.

          (c) The description of the Company's Common Stock contained in the Company's registration statement of Form 10 under the Securities Exchange Act of 1934 (the "Exchange Act").

          All other reports subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.


         Described in (c) above.

Item 5. Interests of Named Experts and Counsel.

         Not Applicable.

Item 6. Indemnification of Directors and Officers.


          Minnesota Statutes Section 302A.521 provides that a Minnesota business corporation shall indemnify any director, officer, employee or agent of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present official capacity (as defined) of the person, against judgements, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigating proceeding, including one by or in the right of corporation. Section 302A.521 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights.

          The Company's Articles of Incorporation provide that a director is not liable to the Company or its shareholders for monetary damages resulting from a breach of fiduciary duty as a director, except to the extent provided by the Minnesota Business Corporation Act. As authorized by the Minnesota Business Corporation Act, directors are not liable for monetary damages regarding negligence in the performance of their duties, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of laws, (iii) under the Minnesota statutory provision making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction for which the director derived an improper benefit. This does not affect the availability of equitable remedies such as an injunction to prevent or remedy a director's breach of the duty of care.

          The Bylaws of the Company provide that the directors and officers of the Company and certain others shall be indemnified to substantially the same extent permitted by Minnesota law. The Company has entered into indemnification agreements with Melvin L. Masters, Lawrence J. Lukis and Robert J. Wenzel which provide that the Company will indemnify them, to the extent permitted by Minnesota law, against losses sustained as a result of their being named as individual defendant's in that certain securities fraud litigation filed in the United States District Court for the District of Minnesota, Fourth Division under Master File No. 4-95-631.

Item 7. Exemption From Registration Claimed.
         Not Applicable.

Item 8. Exhibits.

Exhibit Number        Description

          4.1   1996 Stock Incentive Plan

          5     Opinion of Dorsey & Whitney

          23.1  Consent of Deloitte & Touche

          23.2  Consent of Dorsey & Whitney (included in Exhibit 5 above).

          24 Power of Attorney (included in the signature page to this Registration Statement).

Item 9. Undertakings.

          A. Post-Effective Amendments

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that subparagraphs (i) and (ii) above will not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act o 1934 that are incorporated by reference in the Registration Statement.

          (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Subsequent Documents Incorporated by Reference

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1933) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.  Claims for Indemnification
    --------------------------

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on the 29 day of August, 1996.

                                       LaserMaster Technologies, Inc.

                                       By:  /s/ Melvin L. Masters
                                       ----------------------------------
                                       Melvin L. Masters, Chief Executive
                                       Officer

                               POWER OF ATTORNEY

          The officers and directors of LaserMaster Technologies, Inc., whose signatures appear below, hereby constitute and appoint Melvin L. Masters and Timothy N. Thurn, and each of them (with full power to each of them to act alone), the true and lawful attorney-in-fact to sign and execute on behalf of the undersigned, any amendment or amendments to this Registration Statement of LaserMaster Technologies, Inc., and each of the undersigned does hereby ratify and confirm all that said attorneys shall do or cause to be done by virtue thereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

       Name                  Title
       ----                  -----


/s/ Melvin L. Masters        Chairman                  August 29, 1996
- ---------------------
Melvin L. Masters


/s/ Lawrence J. Lukis        Director                  August 29, 1996
- ---------------------
Lawrence J. Lukis


/s/ Ralph D. Rolen           Director                  August 29, 1996
- ---------------------
Ralph D. Rolen


/s/ Jean-Louis Gassee        Director                  August 29, 1996
- ---------------------
Jean-Louis Gassee


/s/ Robert J. Wenzel         Director                  August 29, 1996
- ---------------------
Robert J. Wenzel


/s/ Timothy N. Thurn         Treasurer                 August 29, 1996
- ---------------------
Timothy N. Thurn